UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2018

SPEEDWAY MOTORSPORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13582	51-0363307
(Commission File Number)	(IRS Employer ID Number)

5555 Concord Parkway South, Concord, North Carolina	28027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 455-3239

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2018, the Board of Directors (the “Board”) of the Company appointed B. Scott Smith (“Mr. Scott Smith”) as a new member of the Board effective immediately. Mr. Scott Smith will fill a vacancy on the Board and his term will expire at the 2021 annual meeting of stockholders. Mr. Scott Smith will not immediately join a committee of the Board.

Mr. Scott Smith, age 51, is Co-Founder of Sonic Automotive, Inc. (“SAI”) and has over 28 years of experience in the automobile dealership industry. He served as the Chief Executive Officer, President and a director of SAI between July 2015 and September 2018. Prior to his appointment as Chief Executive Officer of SAI in July 2015, he served as President and Chief Strategic Officer of SAI since March 2007. Prior to that, Mr. Scott Smith served as SAI’s Vice Chairman and Chief Strategic Officer from October 2002 to March 2007 and President and Chief Operating Officer from April 1997 to October 2002. He also served as a director of SAI from January 1997 until September 2018. Mr. Scott Smith, is the son of Mr. O. Bruton Smith, the Company’s Executive Chairman, and the brother of Mr. Marcus G. Smith, the Company’s President and Chief Executive Officer. Mr. O. Bruton Smith is the Executive Chairman of SAI, and SAI is a Company affiliate because members of the Smith family and Sonic Financial Corporation (“SFC”), an entity jointly controlled by members of the Smith Family, maintain voting control over SAI. With the appointment of Mr. Scott Smith, the Board will be comprised of four independent directors, and four directors that do not qualify as independent under the Company’s Categorical Standards for Director Independence and applicable rules and regulations. The Company qualifies as a “controlled company” for purposes of the listing standards of the New York Stock Exchange (“NYSE”) and is, therefore, not required to comply with the NYSE requirement that a listed company have a majority of independent directors, and is utilizing this exemption with the appointment of Mr. Scott Smith. While the Company has previously voluntarily complied with this NYSE majority independence standard, it will no longer do so unless and until the Board otherwise determines in its discretion.

There were no arrangements or understandings between Mr. Scott Smith and any other person pursuant to which Mr. Scott Smith was appointed as a director of the Board. As a director of the Company, Mr. Scott Smith will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s Proxy Statement, which generally consists of annual cash retainers for board service and an annual grant of restricted stock under the Company’s 2018 Formula Restricted Stock Plan.

The Company engages in certain transactions with SFC and SAI and a description of such transactions which are required to be disclosed in accordance with Item 404 of Securities and Exchange Commission Regulation S-K are incorporated by reference from the section entitled “Transactions with Related Persons” in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 21, 2018 (the “Proxy Statement”). Other than those transactions, there are no transactions between Mr. Scott Smith and the Company that require disclosure pursuant to Item 404(a) of the of Securities and Exchange Commission Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

Date: October 25, 2018
	By:	/s/ J. Cary Tharrington IV
J. Cary Tharrington IV, Senior Vice President
and General Counsel